                          EXHIBIT 4.1.4



      DEED OF TRUST, MORTGAGE, LINE OF CREDIT MORTGAGE,
       ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING
                   AND FINANCING STATEMENT
                            From
                  INLAND PRODUCTION COMPANY
                (Taxpayer I.D. No. 741939669)
                             To
        FIRST AMERICAN TITLE COMPANY OF UTAH, TRUSTEE

                             And
       TCW ASSET MANAGEMENT COMPANY, COLLATERAL AGENT


                   Dated November 29, 1995


A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF
THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS,
SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF
COLLATERAL.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF
VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING
WITHOUT LIMITATION OIL AND GAS), AND THE ACCOUNTS RELATED
THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OR
MINEHEADS OF THE WELLS OR MINES LOCATED ON THE PROPERTIES
DESCRIBED IN SECTION 1.1 OF THIS INSTRUMENT.  THIS
INSTRUMENT, WHICH COVERS GOODS WHICH ARE OR ARE TO BECOME
FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN, IS TO BE
FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR
COMPARABLE RECORDS OF THE COUNTIES AND/OR PARISHES
REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE,
AMONG OTHER PURPOSES, AS A FIXTURE FILING.  THE MORTGAGOR
HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE
PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN SECTION
1.1 OF THIS INSTRUMENT.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW COLLATERAL AGENT (AS HEREINAFTER DEFINED) OR THE TRUSTEE (AS HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS HEREINAFTER DEFINED) UNDER THIS MORTGAGE.

UTAH NOTE:    This is not a purchase money mortgage.

WHEN RECORDED OR FILED RETURN TO: THIS DOCUMENT PREPARED
BY:

Thompson & Knight, P.C.                Karen E. Lynch
1700 Pacific Avenue                         Thompson & Knight,
P.C.
Suite 3300                             1700 Pacific Avenue
Dallas, Texas  75201                   Suite 3300
Attention:  Patricia B. Sone                Dallas, Texas
75201
                                  (214) 969-1316
      DEED OF TRUST, MORTGAGE, LINE OF CREDIT MORTGAGE,
       ASSIGNMENT, SECURITY AGREEMENT, FIXTURE FILING
                   AND FINANCING STATEMENT
                     (this "Mortgage")



                         ARTICLE I.

           Granting Clauses; Secured Indebtedness

         Section 1.1. Grant and Mortgage. Inland Production Company, a Texas corporation (herein called "Mortgagor"), for and in consideration of the sum of Ten Dollars ($10.00) to Mortgagor in hand paid, and in order to secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties and undertakings of Mortgagor hereinafter described, does hereby (a) GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to First American
Title Company of Utah, Trustee (the "Trustee"), and grant to Trustee a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to, those of following described properties, rights and interests which are located in (or cover properties located in) the state of Utah (the "Deed of Trust Mortgaged Properties"), and (b) MORTGAGE, GRANT, BARGAIN, CONVEY, ASSIGN, WARRANT, PLEDGE AND HYPOTHECATE to "Collateral Agent" (as hereinafter defined), and grant to Collateral Agent a POWER OF SALE (pursuant to this Mortgage and applicable law) with respect to, (i) those of the following described properties, rights and interests which are located in (or cover properties located in) the state of Wyoming, and (ii) any other of the following described rights, interests and properties which were not described in clause (b)(i) or otherwise granted to Trustee in clause (a) above (the "Other Mortgaged Properties"):

             A. The oil, gas and/or other mineral properties and/or mineral rights which are described in Exhibit A, attached hereto and made a part hereof;

             B. Without limitation of the foregoing, all other right, title and interest of Mortgagor of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to (i) the oil, gas and/or mineral leases or other agreements described in Exhibit A hereto, (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific lands, depths or undivided interests that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto, and (iii) any other lands (including submerged lands) located anywhere in the United States of America or located offshore the United States of America but within the offshore area over which the United States of America or any State thereof asserts jurisdiction;

             C. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause A or B above;

             D. All of Mortgagor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements, and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause A, B or C above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests (including, but not limited to, those contracts listed in Exhibit A hereto), as same may be amended or supplemented from time to time; and

             E. All of Mortgagor's interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause A, B or C above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests; and

             F. All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.

         TO HAVE AND TO HOLD (a) the Deed of Trust Mortgaged Properties unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust, however, upon the terms, provisions and conditions herein set forth, and (b) the Other Mortgaged Properties unto Collateral Agent, and Collateral Agent's successors, substitutes and assigns, upon the terms, provisions and conditions herein set forth (the Deed of Trust Mortgaged Properties and the Other Mortgaged Properties are herein sometimes collectively called the "Mortgaged Properties"). Notwithstanding any provision hereof to the contrary, the Mortgaged Properties do not include, and there is hereby excepted from this Mortgage, the "Overriding Royalty," as such term is hereinafter defined.

         Section 1.2. Grant of Security Interest. In order to further secure the payment of the secured indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements, warranties, and undertakings of Mortgagor hereinafter described, Mortgagor hereby grants to Collateral Agent a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired by operation of law or otherwise) in and to:

             (a)   the Mortgaged Properties;

             (b) all oil, gas, other hydrocarbons, and other minerals produced from or allocated to the Mortgaged Properties, and any products processed or obtained therefrom (herein collectively called the "Production"), together with all proceeds of Production (regardless of whether Production to which such proceeds relate occurred on or before or after the date hereof), and together with all liens and security interests securing payment of the proceeds of the Production, including, but not limited to, those liens and security interests provided for under (i) statutes enacted in the jurisdictions in which the Mortgaged Properties are located, or (ii) statutes made applicable to the Mortgaged Properties under federal law (or some combination of federal and state law);

             (c) without limitation of any other provisions of this Section 1.2, all payments received in lieu of production from the Mortgaged Properties (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on or before or after the date hereof), including, without limitation, "take or pay" payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, payments received in buyout or buydown or other settlement of a production sales contract, and payments received under a gas balancing or similar agreement as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by Mortgagor as a result of Mortgagor (and/or its predecessors in title) taking or having taken less gas from lands covered by a Mortgaged Property (or lands pooled or unitized therewith) than their ownership of such Mortgaged Property would entitle them to receive (the payments described in this subsection (c) being herein called "Payments in Lieu of Production");

             (d) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property or movable property of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all licenses and permits of whatever nature now or hereafter used or held for use in connection with the Mortgaged Properties (or in connection with the operation thereof or the treating, handling, storing, processing, transporting, or marketing of Production), and all renewals or replacements of the foregoing or substitutions for the foregoing;

             (e) all contract rights, choses in action (i.e., rights to enforce contracts or to bring claims thereunder) and other general intangibles (regardless of whether the same arose, and/or the events which gave rise to the same occurred, on or before or after the date hereof) related to the Mortgaged Properties, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, storing, processing, transporting, or marketing of Production (including, without limitation, any of the same relating to payment of proceeds of Production or to payment of amounts which could constitute Payments in Lieu of Production);

             (f) without limitation of the generality of the foregoing, any rights and interests of Mortgagor under any present or future hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction now existing or hereafter entered into by or on behalf of Mortgagor;

             (g) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Properties, the Production or any other item of Property (as hereinafter defined) which are now or hereafter in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, and other forms of recording or obtaining access to such data;

             (h) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction (regardless of whether such transaction occurred on or before or after the date hereof) related to the Mortgaged Properties, the Production or any other item of Property (all of the properties, rights and interests described in subsections (a), (b), (c), (d), (e) and (g) above and this subsection (h) being herein sometimes collectively called the "Collateral"); and

             (i) all proceeds of the Collateral, whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real/immovable property, personal/movable property or other assets (the Mortgaged Properties, the Collateral and the proceeds of the Collateral being herein sometimes collectively called the "Property").

Notwithstanding any provision hereof to the contrary, the Properties do not include, and there is hereby excepted from this Mortgage, the Overriding Royalty.

         Section 1.3.  Note, Loan Documents, Other Obligations.
This Mortgage is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness and liabilities:

             (a) All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Credit Agreement of even date herewith between Mortgagor, Inland Resources, Inc., a Washington corporation ("Parent"), and Trust Company of the West, a California Trust Company ("Trustco"), as Agent, the TCW Commingled Debt and Royalty Funds IV ("Funds IV") and TCW Asset Management Company ("Tamco"), in its capacity under the terms of the Credit Agreement as Collateral Agent on behalf of "TCW," as such term is defined in
         Schedule II hereto (Tamco, in such capacity as Collateral Agent on behalf of TCW, is herein called "Collateral Agent"), and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Credit Agreement, as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the "Credit Agreement");

             (b) All indebtedness and other obligations now or hereafter incurred or arising under the promissory notes described in Schedule II hereto (such notes, as each may from time to time be supplemented, amended, or modified, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, being herein collectively called the "Note");

             (c) Until all amounts due and owing, or to become due and owing, under the Note have been paid in full, all obligations, liabilities and undertakings of Mortgagor under (i) that certain Conveyance of Adjustable Overriding Royalty Interest (the "Initial Conveyance") of even date herewith, but executed and made effective prior to the execution of this Mortgage, executed by Mortgagor in favor of TCW DR IV Royalty Partnership, L.P. ("DR IV"), under which Conveyance an adjustable overriding royalty interest was created in favor of DR IV (the "Initial Overriding Royalty"), and
         (ii) any other "Conveyance" executed hereafter pursuant to the terms of that certain Royalty Agreement of even date herewith by and between Mortgagor, DR IV and TCW (the "Subsequent Conveyances"; the Initial Conveyance and the Subsequent Conveyances are herein collectively called the "Conveyance"), under which Subsequent Conveyances an adjustable overriding royalty interest is to be created in favor of DR IV (the "Subsequent Overriding Royalties"; the Initial Overriding Royalty and the Subsequent Overriding Royalties are herein collectively called the "Overriding Royalty");

             (d) All indebtedness and other obligations now or hereafter incurred or arising pursuant to or permitted by the provisions of the Note, the Credit Agreement, this Mortgage or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the "secured indebtedness" (as hereinafter defined), or any part thereof, or otherwise executed in connection with any advance or loan evidenced or governed by the Note or the Credit Agreement (the Note, the Credit Agreement, this Mortgage, the Conveyance, and such other instruments being herein sometimes collectively called the "Loan Documents");

             (e) Any other loans and future advances made pursuant to the Credit Agreement by one or more of the parties constituting TCW to Mortgagor and all other debts, obligations and liabilities of Mortgagor of every kind and character now or hereafter existing pursuant to the Credit Agreement in favor of one or more parties constituting TCW, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to one or more of the parties constituting TCW or to a third party and subsequently acquired by one or more of the parties constituting TCW, it being contemplated that Mortgagor may hereafter become indebted to one or more of the parties constituting TCW for such further debts, obligations and liabilities;

             (f)   Without limiting the generality of the
         foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above in this Section 1.3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

             (g) Payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor, on the one hand, and one or more parties constituting TCW (or any affiliate of any party constituting TCW), on the other;

             (h) Payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor, on the one hand, and one or more parties constituting TCW (or any affiliate of any party constituting TCW), on the other;

         Section 1.4. Secured Indebtedness. The indebtedness referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby." It is contemplated and acknowledged that the secured indebtedness may include revolving credit loans and advances from time to time, and that this Mortgage shall have effect, as of the date hereof, to secure all secured indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date.


                         ARTICLE II.

          Representations, Warranties and Covenants

         Section 2.1.  Mortgagor represents, warrants, and
covenants as follows:

             (a) Title and Permitted Encumbrances. Mortgagor has, and Mortgagor covenants to maintain, good and defensible title to the Property, free and clear of all liens, security interests, and encumbrances except for
         (i) the contracts, agreements, burdens, encumbrances and other matters set forth in the descriptions of certain of the Mortgaged Properties on Exhibit A hereto, (ii) the liens and security interests evidenced by this Mortgage, (iii) statutory liens for taxes which are not yet delinquent, (iv) liens under operating agreements, pooling orders and unitization agreements, and mechanics' and materialmen's liens, with respect to obligations which are not yet due, (v) other liens and security interests (if any) in favor of Collateral Agent, (vi) the Conveyance and the "Overriding Royalty" created thereunder, and (vii) minor defects and irregularities in title to any Property, so long as such defects and irregularities neither (A) are liens which secure other indebtedness or obligations nor (B) materially impair the value of such Property or the use thereof for the purposes for which such Property is held (the matters described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) being herein called the "Permitted Encumbrances"); Mortgagor will warrant and defend title to the Property, subject as aforesaid, against the claims and demands (including claims which would be a Permitted Encumbrance under item
         (vii) above) of all persons claiming or to claim the same or any part thereof. With respect to each Mortgaged Property, the ownership of Mortgagor in such Mortgaged Property does and will, (i) with respect to each tract of land described in Exhibit A hereto (whether described directly in such Exhibit A or described by reference to another instrument) in connection with such Mortgaged Property, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage and the Conveyance) a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such tract equal to not less than the decimal or percentage share set forth in Exhibit A in connection with such tract opposite the words "Net Revenue Interest" (or words of similar import), (B) cause Mortgagor to be obligated to bear a decimal or percentage share of the cost of exploration, development and operation of such tract of land not greater than the decimal or percentage share set forth in Exhibit A in connection with such tract opposite the words "Working Interest" (or words of similar import) and (ii) if such Mortgaged Property is shown on Exhibit A to be subject to a unit or units, with respect to each such unit, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage and the Conveyance) a decimal or percentage share of all substances covered by such unit which are produced from, or allocated to, such unit equal to not less than the decimal or percentage share set forth in Exhibit A in connection with such Mortgaged Property opposite the words "Unit Net Revenue Interest" or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit), and (B) obligate Mortgagor to bear a decimal or percentage share of the cost of exploration, development and operation of such unit not greater than the decimal or percentage share set forth in Exhibit A in connection with such Mortgaged Property opposite the words "Unit Working Interest" or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit). Without limitation of the foregoing, the ownership by Mortgagor of the Mortgaged Properties does and will, with respect to each well or unit identified on Schedule I, attached hereto and made a part hereof, entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage and the Conveyance) a decimal or percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit equal to not less than the decimal or percentage share set forth, for such well or unit, in the column headed "Net Revenue Interest" on Schedule I, and cause Mortgagor to be obligated to bear a decimal or percentage share of the cost of operation of such well or unit equal to not more than the decimal or percentage share set forth, for such well or unit, in the column headed "Working Interest" on Schedule I. The above-described shares of production which Mortgagor is entitled to receive and shares of expenses which Mortgagor is obligated to bear are not and will not be subject to change other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit A in connection with operations hereafter proposed), except, and only to the extent that, such changes are reflected in Exhibit A and/or Schedule I, as the case may be. There is not and will not be any unexpired financing statement covering any part of the Property on file in any public office naming any party other than Collateral Agent as secured party. Upon request by Collateral Agent, Mortgagor will deliver to Collateral Agent schedules of all internal and third party information identifying the Mortgaged Properties (such as, for example, lease names and numbers assigned by Mortgagor or the operator of any Mortgaged Property, well and/or unit and/or property names and numbers assigned by purchasers of Production, and internal identification names and numbers used by Mortgagor in accounting for revenues, costs, and joint interest transactions attributable to the Mortgaged Properties).

             (b)   Leases and Contracts; Performance of
         Obligations. The oil, gas and/or mineral leases, contracts, servitudes and other agreements forming a part of the Property, to the extent the same cover or otherwise relate to the Property, are in full force and effect, and Mortgagor agrees to so maintain them in full force and effect. All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or under the Permitted Encumbrances, or otherwise attendant to the ownership or operation of the Property, have been, and will continue to be, properly and timely paid. Mortgagor is not in default with respect to Mortgagor's obligations (and Mortgagor is not aware of any default by any third party with respect to such third party's obligations) under such leases, contracts, servitudes and other agreements, or under the Permitted Encumbrances, or otherwise attendant to the ownership or operation of any part of the Property, where such default could adversely affect the ownership or operation of the Property; Mortgagor will fulfill all such obligations coming due in the future. Mortgagor is not currently accounting (and will not hereafter agree to account) for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) other than proceeds received by Mortgagor from sale of production, and there are no situations where a contingent liability to account on another basis may exist.

             (c) Sale of Production. No Mortgaged Property is or will become subject to any contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil, not in excess of 30 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to Mortgagor other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money. Except for that certain Gas Purchase Agreement dated as of October 19, 1988, by and between Lomax Exploration Company et al, as sellers, and Interline, as buyer, and that a certain Gas Purchase Agreement dated as of October 24, 1988, by and between Lomax Exploration Company et al, as sellers, and Interline, as buyer (herein collectively called the "Interline Contract") and any other production sales contracts, processing agreements or transportation agreements (or other agreements relating to the marketing of Production) listed on Exhibit A (in connection with the Mortgaged Properties to where they relate), (i) no Mortgaged Property is, and no Mortgaged Property will hereafter become subject to any contractual or other arrangement for the sale, processing or transportation of Production (or otherwise related to the marketing of Production) which cannot be cancelled on 120 days' (or less) notice and (ii) all contractual or other arrangements for the sale, processing or transportation of Production (or otherwise related to the marketing of Production) shall be bona fide arm's length transactions with third parties not affiliated with Mortgagor and shall be at the best price (and on the best terms) available (such price shall, in the case of Production sales which are subject to price controls, be determined giving consideration to such fact). Except as provided in the Interline Contract, Mortgagor is presently receiving a price for all production from (or attributable to) each Mortgaged Property covered by a production sales contract as computed in accordance with the terms of such contract, and is not having deliveries of production from such Mortgaged Property curtailed substantially below such property's delivery capacity. Neither Mortgagor, nor any of its predecessors in title, has received prepayments (including, but not limited to, payments for gas not taken pursuant to "take or pay" or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from the Mortgaged Properties after the date hereof, and Mortgagor hereby covenants not to enter into any such advance or prepayment arrangements whereby it accepts consideration for oil, gas or other hydrocarbons not yet produced. No Mortgaged Property is or will become subject to any "take or pay" or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from the Mortgaged Properties may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties. Except as set forth in a certificate of even date herewith delivered by Mortgagor to Collateral Agent, there is no Mortgaged Property with respect to which Mortgagor, or its predecessors in title, has, prior to the date hereof, taken more ("overproduced"), or less ("underproduced"), gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Mortgaged Property would entitle it to take. Mortgagor will not after the date hereof become "overproduced" (as above defined) with respect to any well on the Mortgaged Properties (or on any unit in which the Mortgaged Properties participate), in an amount in excess of Mortgagor's share of gas produced from such well during the preceding four calendar months. No Mortgaged Property is or will become subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Mortgaged Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties. No Mortgaged Property is subject at the present time to any regulatory refund obligation and, to the best of Mortgagor's knowledge, no facts exist which might cause the same to be imposed.

             (d)   Condition of Personal or Movable Property.
         The equipment, inventory, improvements, fixtures, goods and other tangible personal/movable property forming a part of the Property are and will remain in good repair and condition and are and will be adequate for the normal operation of the Property in accordance with prudent industry standards; all of such Property is, and will remain, located on the Mortgaged Properties, except for that portion thereof which is or shall be located elsewhere (including that usually located on the Mortgaged Properties but temporarily located elsewhere) in the course of the normal operation of the Property.

             (e) Operation of Mortgaged Properties. The Mortgaged Properties (and properties unitized therewith) are being (and, to the extent the same could adversely affect the ownership or operation of the Mortgaged Properties after the date hereof, have in the past been), and hereafter will be, maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with all oil, gas and/or other mineral leases and other contracts and agreements forming a part of the Property and in conformity with the Permitted Encumbrances; specifically in this connection, (i) no Mortgaged Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and (ii) none of the wells located on the Mortgaged Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, and will remain, bottomed under and producing from, with the well bores wholly within, the Mortgaged Properties (or, in the case of wells located on properties unitized therewith, such unitized properties). Except as disclosed in writing to TCW or as otherwise evaluated in any "Engineering Report" (as such term is defined in the Credit Agreement), there are no wells being drilled, deepened, plugged back or reworked, and no other operations are being conducted for which consent is required under the applicable operating agreement (or which are other than normal operation of existing wells on the Mortgaged Properties); except as disclosed in writing to TCW or as otherwise evaluated in any "Engineering Report" (as such term is defined in the Credit Agreement), there are no proposals currently outstanding (whether made by Mortgagor or by any other party) to drill, deepen, plug back, or rework wells, or to conduct any such other operations, or to abandon any wells on the Mortgaged Properties (nor are there any such proposals which have been approved either by Mortgagor or any other party, with respect to which the operations covered thereby have not been commenced). There are no dry holes, or otherwise inactive wells, located on the Mortgaged Properties or on lands pooled or unitized therewith (including, without limitation, any wells which would, if located in Texas, require compliance with Railroad Commission Rule 14(b)(2)), except for wells that have been properly plugged and abandoned. Mortgagor has, and will have in the future, all governmental licenses and permits necessary or appropriate to own and operate the Property; Mortgagor has not received notice of any violations in respect of any such licenses or permits.

             (f) Sale or Disposal. Mortgagor will not, without the prior written consent of Collateral Agent, sell, exchange, lease, transfer, or otherwise dispose of any part of, or interest in, the Property other than
         (i) sales, transfers and other dispositions of machinery, equipment and other personal/movable property and fixtures made in connection with a release, surrender or abandonment (to which Collateral Agent has given its prior written consent) of a lease, (ii) sales, transfers and other dispositions of machinery, equipment and other personal/movable property and fixtures in connection with the abandonment (to which Collateral Agent has given its prior written consent) of a well,
         (iii) sales, transfers and other dispositions of machinery, equipment and other personal/movable property and fixtures which are (A) obsolete for their intended purpose and disposed of in the ordinary course of business or (B) replaced by articles of at least equal suitability and value owned by Mortgagor free and clear of all liens except this Mortgage and the Permitted Encumbrances, and (iv) sales of Production which are made in the ordinary course of business and in compliance with Section 2.1(c) hereof; provided that nothing in clause (iv) shall be construed as limiting Collateral Agent's rights under Article III of this Mortgage. Collateral Agent agrees to use reasonable efforts to promptly decide whether to grant or deny any consent provided for in this subsection (f). Mortgagor shall account fully and faithfully for and, if Collateral Agent so elects, shall promptly pay or turn over to Collateral Agent the proceeds in whatever form received from disposition in any manner of any of the Property. Mortgagor shall at all times keep the Property and its proceeds separate and distinct from other property of Mortgagor and shall keep accurate and complete records of the Property and its proceeds.

             (g) Ad Valorem and Severance Taxes. Mortgagor has paid and discharged, and will continue to pay and discharge, all ad valorem taxes assessed against the Property or any part thereof and all production, severance and other taxes assessed against, or measured by, the Production or the value, or proceeds, of the Production.

             (h)   Suits and Claims.  There are no suits,
         actions, claims, investigations, inquiries, proceedings or demands pending (or, to Mortgagor's knowledge, threatened) which affect the Property (including, without limitation, any which challenge or otherwise pertain to Mortgagor's title to the Property) and no judicial or administrative actions, suits or proceedings pending (or, to Mortgagor's knowledge, threatened) against Mortgagor.

             (i)   Environmental.

                   (A) Current Status.  The Property is not in
             violation of or subject to any existing, pending or, to the best knowledge of Mortgagor, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws, orders, rules, or regulations pertaining to health or the environment (such laws, orders, rules or regulations as they now exist or are hereafter enacted and/or amended hereinafter sometimes collectively called "Applicable
             Environmental Laws"), including without limitation the Comprehensive Environmental Response,
             Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA") and applicable state law, and this representation will continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and Mortgagor. Mortgagor undertook, at the time of acquisition of the Property, all appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial or customary practice. Mortgagor has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property. The use which Mortgagor makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property. The terms "hazardous substance" and "release" as used in this Mortgage shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal"
             (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the states in which the Mortgaged Properties are located establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either
             CERCLA or RCRA, such broader meaning shall apply. The "Associated Property" (as such term is hereinafter defined) is not in violation of any Applicable Environmental Laws for which Mortgagor or its predecessors in the Property would be responsible.
             The term "Associated Property" as used in this Mortgage shall mean any and all interests in and to (and or carved out of) the lands which are described or referred to in Exhibit A hereto, or which are otherwise described in any of the oil, gas and/or mineral leases or other instruments described in or referred to in such Exhibit A, whether or not such property interests are owned by Mortgagor.

                   (B) Future Performance.  Mortgagor will not
             cause or permit the Property, the Associated
             Property or Mortgagor to be in violation of, or do anything or permit anything to be done which will subject the Property or the Associated Property to, any remedial obligations under any Applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property or the Associated Property and Mortgagor will promptly notify Collateral Agent in writing of any existing, pending or, to the best knowledge of Mortgagor, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Laws. Mortgagor will take all steps necessary to determine that no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property or the Associated Property. Mortgagor will not cause or permit the disposal or other release of any hazardous substance or solid waste on or to the Property or the Associated Property and covenants and agrees to keep or cause the Property and/or the Associated Property to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Upon Collateral Agent's reasonable request, at any time and from time to time during the existence of this Mortgage, Mortgagor will provide at Mortgagor's sole expense an inspection or audit of the Property and the Associated Property from an engineering or consulting firm approved by Collateral Agent, indicating the presence or absence of hazardous substances and solid waste on the Property and/or the Associated Property.

             (j) Not Abandon Wells; Participate in Operations. Mortgagor will not, without prior written consent of Collateral Agent, abandon, or consent to the abandonment of, any well producing from the Mortgaged Properties (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially feasible to conduct) of producing oil, gas, or other hydrocarbons or other minerals in commercial quantities (as determined without considering the effect of this Mortgage). Mortgagor will not, without prior written consent of Collateral Agent, elect not to participate in a proposed operation on the Mortgaged Properties where the effect of such election would be the forfeiture either temporarily (i.e. until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Properties. Collateral Agent agrees to use reasonable efforts to promptly decide whether to grant or deny any consent provided for in this subsection (j).

             (k) Defense of Mortgage. If the validity or priority of this Mortgage or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Property or any part thereof or the title of Mortgagor to the Property shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Mortgagor with respect thereto, Mortgagor will give prompt written notice thereof to Collateral Agent and at Mortgagor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Collateral Agent, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, titles, liens and security interests created or evidenced hereby, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase of any tax title and the removal of prior liens or security interests, and all expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to any party constituting TCW, Collateral Agent or Trustee (as the case may be) and shall bear interest from the date expended until paid at the rate described in Section 2.3 hereof, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

             (l) Fees and Expenses; Indemnity. Mortgagor will reimburse Trustee, Collateral Agent and any party constituting TCW, (for purposes of this paragraph, the terms "Trustee," "Collateral Agent" and "TCW" shall include the directors, officers, partners, employees and agents of Trustee, Collateral Agent or any party constituting TCW, respectively, and any persons or entities owned or controlled by or affiliated with Trustee, Collateral Agent or any party constituting TCW, respectively) for all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with (i) the breach by Mortgagor of any covenant, agreement or condition contained herein or in any other Loan Document, (ii) the exercise by Collateral Agent, any party constituting TCW and/or Trustee of any of their rights and remedies hereunder or under any other Loan Document, and (iii) the protection of the Property and/or Collateral Agent's and/or Trustee's liens and security interests therein. Mortgagor will indemnify and hold harmless Trustee, Collateral Agent and TCW from and against (and will reimburse Trustee, Collateral Agent and TCW for) all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by either of them on account of, in connection with, or arising out of (A) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, (B) any act performed or omitted to be performed hereunder or the breach of any representation or warranty herein, (C) the exercise of any rights and remedies hereunder or under any other Loan Document,
         (D) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Property or with this Mortgage, (E) any violation on or prior to the Release Date (as hereinafter defined) of any Applicable Environmental Law, (F) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on the Property or the Associated Property or release from the Property or the Associated Property of hazardous substances or solid wastes disposed of or otherwise released) resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property or the Associated Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (G) any and all claims or proceedings (whether brought by private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance, solid waste or contaminated material located upon or migrating into, from or through the Property or the Associated Property (whether or not the release of such materials was caused by Mortgagor, a tenant or subtenant or a prior owner or tenant or subtenant on the Property or the Associated Property and whether or not the alleged liability is attributable to the handling, storage, generation, transportation, removal or disposal of such substance, waste or material or the mere presence of such substance, waste or material on the Property or the Associated Property), which the Collateral Agent, any party constituting TCW and/or the Trustee may have liability with respect to due to the making of the loan or loans evidenced by the Note, the granting of this Mortgage, the exercise of any of their rights under the Loan Documents, or otherwise. Collateral Agent shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Collateral Agent in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by any party constituting TCW pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Collateral Agent or TCW. The "Release Date" as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released of record, or (ii) the date on which the lien of this Mortgage is foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Mortgagor to Collateral Agent, any party constituting TCW and/or Trustee shall be a demand obligation owing by Mortgagor to Collateral Agent, TCW and/or Trustee and shall be subject to and covered by the provisions of paragraph 2.3 hereof.

             (m) Insurance. Mortgagor will carry insurance as provided in the Credit Agreement. In the event of any loss under any insurance policies so carried by Mortgagor, Collateral Agent shall have the right (but not the obligation) to make proof of loss and collect the same, and all amounts so received shall be applied toward costs, charges and expenses (including reasonable attorneys' fees), if any, incurred in the collection thereof, then to the payment, in the order determined by Collateral Agent in its own discretion, of the secured indebtedness, and any balance remaining shall be subject to the order of Mortgagor. Collateral Agent is hereby authorized but not obligated to enforce in its name or in the name of TCW and/or Mortgagor payment of any or all of said policies or settle or compromise any claim in respect thereof, and to collect and make receipts for the proceeds thereof and Collateral Agent is hereby appointed Mortgagor's agent and attorney-in-fact to endorse any check or draft payable to Mortgagor in order to collect the proceeds of insurance. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Collateral Agent or other transferee in the event of such other transfer of title.

             (n) Further Assurances. Mortgagor will, on request of Collateral Agent, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, or in any other Loan Document, or in the execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver and record and/or file such further instruments (including, without limitation, further deeds of trust, mortgages, security agreements, financing statements, continuation statements, and assignments of production, accounts, funds, contract rights, general intangibles, and proceeds) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; and (iii) execute, acknowledge, deliver, and file and/or record any document or instrument (including specifically any financing statement) desired by Collateral Agent to protect the lien or the security interest hereunder against the rights or interests of third persons. Mortgagor shall pay all costs connected with any of the foregoing.

             (o) Name and Place of Business. Except as disclosed in the Credit Agreement, Mortgagor has not, during the past five years, been known by or used any other corporate or partnership, trade or fictitious name. Mortgagor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, or its federal employer identification number unless Mortgagor shall have notified Collateral Agent of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Collateral Agent for the purpose of further perfecting or protecting the lien and security interest of Collateral Agent (or of Trustee, on behalf of Collateral Agent) in the Property.
         Mortgagor's principal place of business and chief executive office, and the place where Mortgagor keeps its books and records concerning the Property
         (including, particularly, the records with respect to "Production Proceeds," as defined in Section 3.1 hereof, from the Mortgaged Properties) has for the preceding four months been, and will continue to be (unless Mortgagor notifies Collateral Agent of any change in writing at least thirty (30) days prior to the date of such change), the address set forth opposite the signature of Mortgagor to this Mortgage.

             (p) Not a Foreign Person. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code"), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

         Section 2.2. Compliance by Operator. As to any part of the Mortgaged Properties which is not a working interest, Mortgagor agrees to take all such action and to exercise all rights and remedies as are available to Mortgagor to cause the owner or owners of the working interest in such properties to comply with the covenants and agreements contained herein; and as to any part of the Mortgaged
Properties which is a working interest but which is operated by a party other than Mortgagor, Mortgagor agrees to take all such action and to exercise all rights and remedies as are available to Mortgagor (including, but not limited to, all rights under any operating agreement) to cause the party who is the operator of such property to comply with the covenants and agreements contained herein.

         Section 2.3. Performance by Collateral Agent on Mortgagor's Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which hereunder Mortgagor is required to perform or take, or to pay any money which hereunder Mortgagor is required to pay, Collateral Agent, in Mortgagor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Collateral Agent and any money so paid by Collateral Agent or TCW shall be a demand obligation owing by Mortgagor to Collateral Agent or TCW, as the case may be (which obligation Mortgagor hereby expressly promises to pay), and Collateral Agent, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Each amount due and owing by Mortgagor to Trustee, TCW, and/or Collateral Agent pursuant to this Mortgage shall bear interest each day, from the date of such expenditure or payment until paid, at a rate equal to the rate as provided for past due principal under the Note (provided that, should applicable law provide for a maximum permissible rate of interest on such amounts, such rate shall not be greater than such maximum permissible rate); all such amounts, together with such interest thereon, shall be a part of the secured indebtedness and shall be secured by this Mortgage.


                        ARTICLE III.

      Assignment of Production, Accounts, and Proceeds

         Section 3.1. Assignment of Production. Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Collateral Agent all Production which accrues to Mortgagor's interest in the Mortgaged Properties, all proceeds of such Production and all Payments in Lieu of Production (herein collectively referred to as the "Production Proceeds"), together with the immediate and continuing right to collect and receive such Production Proceeds. Mortgagor directs and instructs any and all purchasers of any Production to pay to Collateral Agent all of the Production Proceeds accruing to Mortgagor's interest until such time as such purchasers have been furnished with evidence that all secured indebtedness has been paid and that this Mortgage has been released. Mortgagor agrees that no purchasers of the Production shall have any responsibility for the application of any funds paid to Collateral Agent. Notwithstanding any provision of this
Article III to the contrary, unless and until any third party purchaser of Production receives notice from Collateral Agent to begin making payments directly to Collateral Agent, Mortgagor may continue to receive such payments.

         Section 3.2. Effectuating Payment of Production Proceeds to Collateral Agent. Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Collateral Agent or that may be required by any purchaser of any Production for the purpose of effectuating payment of the Production Proceeds to Collateral Agent. If under any existing sales agreements, other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Collateral Agent, Mortgagor's interest in all Production Proceeds under such sales agreements and in all other Production Proceeds which for any reason may be paid to Mortgagor shall, when received by Mortgagor, constitute trust funds in Mortgagor's hands and shall be immediately paid over to Collateral Agent. Without limitation upon any of the foregoing, Mortgagor hereby constitutes and appoints Collateral Agent as Mortgagor's special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Collateral Agent may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to all Production and Production Proceeds (the same having been assigned by Mortgagor to Collateral Agent pursuant to
Section 3.1 hereof), expressly inclusive, but not limited to, the right, power and authority to:

             (a) Execute and deliver in the name of Mortgagor any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any purchaser of Production from any of the Mortgaged Properties for the purposes of effectuating payment of the Production Proceeds to Collateral Agent or which Collateral Agent may otherwise deem necessary or appropriate to effect the intent and purposes of the assignment contained in Section 3.1; and

             (b) If under any product sales agreements other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to Collateral Agent, to make, execute and enter into such sales agreements or other agreements as are necessary to direct Production Proceeds to be payable to Collateral Agent;

giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Collateral Agent may be exercised by Collateral Agent through any person who, at the time of the execution of the particular instrument, is an officer of Collateral Agent. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the secured indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Collateral Agent or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Collateral Agent that all the secured indebtedness is fully and finally paid. Collateral Agent may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Production Proceeds and any reasonable expenses (including reasonable attorney's fees) so incurred by Collateral Agent shall be a demand obligation of Mortgagor and shall be part of the secured indebtedness, and shall bear interest each day, from the date of such expenditure or payment until paid, at the rate described in Section 2.3 hereof.

         Section 3.3. Change of Purchaser. To the extent a default has occurred hereunder and is continuing, should any person now or hereafter purchasing or taking Production fail to make payment promptly to Collateral Agent of the Production Proceeds, Collateral Agent shall, subject to then existing contractual prohibitions, have the right to make, or to require Mortgagor to make, a change of purchaser, and the right to designate or approve the new purchaser, and Collateral Agent shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation.

         Section 3.4. Application of Production Proceeds. So long as no default has occurred hereunder, the Production Proceeds received by Collateral Agent during each calendar month shall on the first business day of the next succeeding calendar month (or, at the option of Collateral Agent, on any earlier date) be applied by Collateral Agent as follows:

             FIRST, to the payment of all secured indebtedness then due and payable, in such manner and order as Collateral Agent deems advisable;

             SECOND, to the prepayment of the remainder of the secured indebtedness in such manner and order and to such extent as Collateral Agent deems advisable; and

             THIRD, the remainder, if any, of the Production
         Proceeds shall be paid over to Mortgagor or to Mortgagor's order or to such other parties as may be entitled thereto by law.

After a default hereunder has occurred, all Production Proceeds from time to time in the hands of Collateral Agent shall be applied by it toward the payment of all secured indebtedness (principal, interest, attorneys' fees and other fees and expenses) at such times and in such manner and order and to such extent as Collateral Agent deems advisable.

         Section 3.5. Release From Liability; Indemnification. Collateral Agent and its successors and assigns are hereby released and absolved from all liability for failure to enforce collection of the Production Proceeds and from all other responsibility in connection therewith, except the responsibility of each to account to Mortgagor for funds actually received by each. Mortgagor agrees to indemnify and hold harmless Collateral Agent (for purposes of this paragraph, the term "Collateral Agent" shall include the directors, officers, partners, employees and agents of Collateral Agent and any persons or entities owned or controlled by or affiliated with Collateral Agent) from and against all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses
(including without limitation reasonable attorneys' fees and expenses) imposed upon, asserted against or incurred or paid by Collateral Agent by reason of the assertion that Collateral Agent received, either before or after payment in full of the secured indebtedness, funds from the production of oil, gas, other hydrocarbons or other minerals claimed by third persons (and/or funds attributable to sales of production which (i) were made at prices in excess of the maximum price permitted by applicable law or (ii) were otherwise made in violation of laws, rules, regulations and/or orders governing such sales), and Collateral Agent shall have the right to defend against any such claims or actions, employing attorneys of its own selection, and if not furnished with indemnity satisfactory to it, Collateral Agent shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Collateral Agent in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by Collateral Agent pursuant to the provisions of this section shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Collateral Agent and TCW and shall bear interest, from the date expended until paid, at the rate described in Section 2.3 hereof. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. WITHOUT
LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL
APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES, CAUSES OF ACTION,
JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE
NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party.

         Section 3.6. Mortgagor's Absolute Obligation to Pay Note. Nothing herein contained shall detract from or limit the obligations of Mortgagor to make prompt payment of the Note, and any and all other secured indebtedness, at the time and in the manner provided herein and in the Loan Documents, regardless of whether the Production and Production Proceeds herein assigned are sufficient to pay same, and the rights under this Article III shall be cumulative of all other rights of Collateral Agent and TCW under the Loan Documents.

         Section 3.7. Rights Under Wyoming Statutes. Mortgagor hereby appoints Collateral Agent as its attorney-in-fact to pursue any and all lien rights of the Mortgagor to liens and security interests in the Properties securing payment of the Production Proceeds attributable to the Properties, including, but not limited to, those liens and security interests provided for by Section 34.1-319, Wyoming Statutes Annotated, 1988 Republished Edition (1991 Supp.). Mortgagor further hereby assigns to Collateral Agent any and all such liens, security interests, financing statements, or similar interests of Mortgagor attributable to its interests in the Properties and Production Proceeds therefrom arising under or created by statutory provision, judicial decision, or otherwise.


                         ARTICLE IV.

                    Remedies Upon Default

         Section 4.1.  Default.  The term "default" as used in
this Mortgage shall mean the occurrence of any of the following events:

             (a) the occurrence of an "Event of Default," as defined in the Credit Agreement; or

             (b) the occurrence of a "Coverage Default," as defined in the Credit Agreement, to the extent same is not cured within the applicable grace period allowed under the Credit Agreement.

         Section 4.2. Acceleration of Secured Indebtedness. Upon the occurrence of a default, Collateral Agent may, on behalf of TCW, at any time and from time to time, without notice to Mortgagor or any other person, declare any or all of the secured indebtedness immediately due and payable and all such secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate, putting the Mortgagor in default, dishonor, notice of dishonor or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as Collateral Agent may elect.

         Section 4.3. Pre-Foreclosure Remedies. Upon the occurrence of a default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a default hereunder, Collateral Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. If necessary to obtain the possession provided for above, Collateral Agent may invoke any and all remedies to dispossess Mortgagor. All costs, expenses and liabilities of every character incurred by Collateral Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Collateral Agent and shall bear interest from date of expenditure until paid at the rate described in
Section 2.3 hereof, all of which shall constitute a portion of the secured indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness. In connection with any action taken by Collateral Agent pursuant to this Section 4.3, COLLATERAL AGENT SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM ANY ACT OR OMISSION OF COLLATERAL AGENT (INCLUDING COLLATERAL AGENT'S OWN NEGLIGENCE) IN MANAGING THE PROPERTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT AND BAD FAITH OF COLLATERAL AGENT, nor shall Collateral Agent be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any agreement forming a part of the Property or arising under any Permitted Encumbrance or otherwise arising. Mortgagor hereby assents to, ratifies and confirms any and all actions of Collateral Agent with respect to the Property taken under this Section 4.3.

         Section 4.4.  Foreclosure.

         (a) Upon the occurrence of a default, Trustee is authorized and empowered and it shall be Trustee's special duty at the request of Collateral Agent to sell the Deed of Trust Mortgaged Properties, or any part thereof, as an entirety or in parcels as Collateral Agent may elect, at such place or places and otherwise in the manner and upon such notice as may be required by law or, in the absence of any such requirement, as Trustee may deem appropriate. If
Trustee shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER
OF SALE MAY ALLOW TRUSTEE TO TAKE THE MORTGAGED PROPERTIES
AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION
UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

         (b) Upon the occurrence of a default, this Mortgage may be foreclosed as to the Other Mortgaged Properties, or any part thereof, in any manner permitted by applicable law.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER
OF SALE MAY ALLOW COLLATERAL AGENT TO TAKE THE MORTGAGED
PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A
FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS
MORTGAGE.

         (c) Upon the occurrence of a default, Collateral Agent may exercise its rights of enforcement with respect to the Collateral under the Texas Business and Commerce Code, as amended, the Uniform Commercial Code or any other code, law or statute in force in any state to the extent the same is applicable law. Cumulative of the foregoing and the other provisions of this Section 4.4:

                    (i)   Collateral Agent may enter upon the
         Mortgaged Properties or otherwise upon Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable; and

                   (ii)   Collateral Agent may require Mortgagor
         to assemble the Collateral and make it available at a place Collateral Agent designates which is mutually convenient to allow Collateral Agent to take possession or dispose of the Collateral; and

                  (iii) written notice mailed to Mortgagor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

                   (iv)   in the event of a foreclosure of the
         liens and/or security interests evidenced hereby, the Collateral, or any part thereof, and the Mortgaged Properties, or any part thereof may, at the option of Collateral Agent, be sold, as a whole or in parts, together or separately (including, without limitation, where a portion of the Mortgaged Properties is sold, the Collateral related thereto may be sold in connection therewith); and

                    (v)   the expenses of sale provided for in
         clause FIRST of Section 4.7 shall include the reasonable expenses of retaking the Collateral, or any part thereof, holding the same and preparing the same for sale or other disposition; and

                   (vi)   should, under this subsection, the
         Collateral be disposed of other than by sale, any proceeds of such disposition shall be treated under Section 4.7 as if the same were sales proceeds.

         (d) To the extent permitted by applicable law, the sale by Trustee or Collateral Agent hereunder of less than the whole of the Property shall not exhaust the powers of sale herein granted or the right to judicial foreclosure, and successive sale or sales may be made until the whole of the Property shall be sold, and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the indebtedness secured hereby and the expense of conducting such sale, this Mortgage and the liens and security interests hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Mortgagor shall never have any right to require the sale of less than the whole of the Property. In the event any sale hereunder is not completed or is defective in the opinion of Collateral Agent, such sale shall not exhaust the powers of sale hereunder or the right to judicial foreclosure, and Collateral Agent shall have the right to cause a subsequent sale or sales to be made. Any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The Trustee or his successor or substitute, and the Collateral Agent acting under power of sale, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by it (including, without limitation, the posting of notices and the conduct of sale), and such appointment need not be in writing or recorded. Any and all statements of fact or other recitals made in any deed or deeds, or other instruments of transfer, given in connection with a sale as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to TCW's or Collateral Agent's (on behalf of TCW) having declared all of indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or, with respect to any sale by the Trustee, or any successor or substitute trustee, as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee or the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Notwithstanding any reference herein to the Note or the Credit Agreement or any other Loan Document, all persons dealing with the Mortgaged Properties shall be entitled to rely on any document, or certificate, of the Mortgagee as to the occurrence of an event, such a default, and shall not be charged with or forced to review any provision of any other document to determine the accuracy thereof. With respect to any sale held in foreclosure of the liens and/or security interests covered hereby, it shall not be necessary for the Trustee, Collateral Agent, any public officer acting under execution or order of the court or any other party to have physically present or constructively in his/her or its possession, either at the time of or prior to such sale, the Property or any part thereof.

         Section 4.5. Effective as Mortgage. As to the Deed of Trust Mortgaged Properties, this instrument shall be effective as a mortgage, as well as a deed of trust, and upon the occurrence of a default may, in the sole and absolute discretion of Collateral Agent, be foreclosed as to the Deed of Trust Mortgaged Properties, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by Trustee or by Collateral Agent. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Deed of Trust Mortgaged Properties to Collateral Agent. In the event a foreclosure hereunder as to the Deed of Trust Mortgaged Properties, or any part thereof, shall be commenced by Trustee, or his substitute or successor, Collateral Agent may at any time before the sale of such properties direct Trustee to abandon the sale, and may then institute suit for the foreclosure of this Mortgage as to such properties. It is agreed that if Collateral Agent should institute a suit for the foreclosure of this Mortgage, Collateral Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, substitute or successor, to sell the Deed of Trust Mortgaged Properties, or any part thereof, in accordance with the provisions of this Mortgage. NOTHING CONTAINED IN THIS SECTION 4.5 (OR ELSEWHERE IN THIS MORTGAGE) SHALL BE CONSTRUED TO PREJUDICE
OR OTHERWISE IMPAIR THE RIGHTS OF TRUSTEE, COLLATERAL AGENT
AND TCW TO TREAT THIS INSTRUMENT AS A DEED OF TRUST AS TO
THOSE PROPERTIES LOCATED IN THE STATE OF UTAH.
NOTWITHSTANDING ANY PROVISION OF THIS MORTGAGE TO THE
CONTRARY, AS TO PROPERTIES LOCATED IN THE STATE OF UTAH,
THERE IS NOT TO BE CREATED IN FAVOR OF ANY THIRD PARTY ANY
RIGHT OF REDEMPTION.

         Section 4.6. Receiver. In addition to all other remedies herein provided for, Mortgagor agrees that, upon the occurrence of a default or any event or circumstance which, with the lapse of time or the giving or notice, or both, would constitute a default hereunder, Collateral Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Collateral Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Collateral Agent under
Article III hereof. Mortgagor expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver. Nothing herein is to be construed to deprive TCW or Collateral Agent of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed. Any reasonable amount of money advanced by Collateral Agent in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Collateral Agent and TCW and shall bear interest, from the date of making such advancement by Collateral Agent or TCW until paid, at the rate described in Section 2.3 hereof.

         Section 4.7. Proceeds of Foreclosure. The proceeds of any sale held in foreclosure of the liens and/or security interests evidenced hereby shall be applied:

             FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit and including but not limited to a reasonable fee to the Trustee if such sale was made by the Trustee acting under the provisions of Section 4.4(a); and

             SECOND, to the payment of the secured indebtedness (including specifically without limitation the principal, interest and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to Collateral Agent and/or any party constituting TCW under this Mortgage) in such manner and order as Collateral Agent may elect; and

             THIRD, the remainder, if any there shall be, shall be
         paid to Mortgagor, or to Mortgagor's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law.

         Section 4.8. Collateral Agent and/or TCW as Purchaser. Collateral Agent and any party constituting TCW shall have the right to become the purchaser at any sale held in foreclosure of the liens and/or security interests evidenced hereby, and any such party constituting TCW purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such party, or if such party holds less than all of such indebtedness, the pro rata part thereof owing to such party, accounting to all other parties not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding parties.

         Section 4.9. Foreclosure as to Matured Debt. Upon the occurrence of a default, Collateral Agent shall have the right to proceed with foreclosure of the liens and/or security interests evidenced hereby without declaring the entire secured indebtedness due, and in such event, any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness and shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage shall remain in full force and effect just as though no sale had been made.
The proceeds of such sale shall be applied as provided in
Section 4.7 except that the amount paid under clause SECOND thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST and SECOND (modified as provided above) shall be applied as provided in clause
SECOND and THIRD of Section 3.4 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

         Section 4.10. Remedies Cumulative. All remedies herein provided for are cumulative of each other and of all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan
Document, and Trustee, Collateral Agent and TCW shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and/or security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan
Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

         Section 4.11. Collateral Agent's Discretion as to Security. Collateral Agent may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Collateral Agent in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

         Section 4.12. Mortgagor's Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of appraisement, valuation, stay of execution, redemption, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Trustee and/or Collateral Agent under the terms of this Mortgage to a sale of the Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right of any party constituting TCW under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If any law referred to in this section and now in force, of which Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Properties or the Collateral might take advantage despite this section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

         Section 4.13. Mortgagor as Tenant Post-Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Mortgagor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible entry and detainer) in any court having jurisdiction.


                         ARTICLE V.

                        Miscellaneous

         Section 5.1.  Scope of Mortgage.  This Mortgage is a
deed of trust and mortgage of both real/immovable and personal/movable property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

         Section 5.2. Effective as a Financing Statement. This Mortgage covers goods which are or are to become fixtures on the real property described herein, and this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property. This Mortgage shall also be effective as a financing statement, filed as a fixture filing, covering minerals and other substances of value which may be extracted from the earth (including without limitation oil and gas), and accounts related thereto, which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Properties. This Mortgage is to be filed for record in the real/immovable property records of each county or parish where any part of the Mortgaged
Properties is situated or which lies shoreward of any Mortgaged Property (i.e., to the extent a Mortgaged Property lies offshore within the projected seaward extension of the relevant county or parish boundaries), and may also be filed in the offices of the Bureau of Land Management or the Minerals Management Service or any relevant state agency (or any successor agencies). This Mortgage shall also be effective as a financing statement covering any other
Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Collateral Agent from which information concerning the security interests hereunder may be obtained is the address of Collateral Agent set forth at the end of this Mortgage.

         Section 5.3. Reproduction of Mortgage as Financing Statement. A carbon, photographic, facsimile or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in Section 5.2.

         Section 5.4. Notice to Account Debtors. In addition to, but without limitation of, the rights granted in Article III hereof, Collateral Agent may, at any time after a default has occurred that is continuing, notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Collateral Agent directly.

         Section 5.5. Waiver by Collateral Agent. Collateral Agent may at any time and from time to time in writing waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing, or consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing, or release any part of the Property or any interest therein or any Production Proceeds from the lien and security interest of this Mortgage, without the joinder of Trustee or TCW, or release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights or powers of Collateral Agent, Trustee and/or TCW hereunder except to the extent specifically agreed to by Collateral Agent in such writing.

         Section 5.6. No Impairment of Security. The lien, security interest and other security rights of Trustee and/or Collateral Agent hereunder shall not be impaired by any indulgence, moratorium or release granted by Trustee and/or Collateral Agent including, but not limited to, any renewal, extension or modification which Collateral Agent may grant with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Trustee and/or Collateral Agent may grant in respect of the Property (including without limitation Production Proceeds), or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness.

         Section 5.7. Acts Not Constituting Waiver by Collateral Agent. Collateral Agent may waive any default without waiving any other prior or subsequent default. Collateral
Agent may remedy any default without waiving the default remedied. Neither failure by Trustee or Collateral Agent to exercise, nor delay by Trustee or Collateral Agent in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Trustee or Collateral Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.
Acceptance by Collateral Agent or TCW of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

         Section 5.8. Mortgagor's Successors. In the event the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Collateral Agent and Trustee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the indebtedness secured hereby in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance on the part of Collateral Agent or TCW, and no extension of the time for the payment of the indebtedness secured hereby given by Collateral Agent or TCW shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder or for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby.

         Section 5.9.  Place of Payment.  All secured
indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Note (or if no such designation is made, at the address of Collateral Agent indicated at the end of this Mortgage), or at such other place as Collateral Agent may designate in writing.

         Section 5.10. Subrogation to Existing Liens. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by TCW at Mortgagor's request, and Collateral Agent, for the benefit of TCW, shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such indebtedness by TCW, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

         Section 5.11. Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

         Section 5.12. Compliance With Usury Laws. It is the intent of Mortgagor, Collateral Agent, TCW and all other parties to the Loan Documents to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, it is stipulated and agreed that none of the terms and provisions contained herein or in the other Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

         Section 5.13. Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Collateral Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Collateral
Agent. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Collateral Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Collateral
Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Collateral Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is sold hereunder. Such appointment and designation by Collateral Agent shall be full evidence of the right and authority to make the same and of all facts therein recited. If Collateral Agent is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association.
Collateral Agent may act through an agent or attorney-in-fact in substituting trustees. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Deed of Trust Mortgaged Properties shall vest in the named successor or substitute Trustee and it shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Collateral Agent or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Deed of Trust Mortgaged Properties of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

         Section 5.14. No Liability for Trustee. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The
Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Mortgagor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, shall do lawfully by virtue hereof. Mortgagor will reimburse Trustee for, and indemnify and save it harmless against, any and all liability and expenses (including attorneys fees) which may be incurred by it in the performance of his duties. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid hereunder by Mortgagor to Trustee shall be a demand obligation owing by Mortgagor to Trustee and shall be subject to and covered by the provisions of Section 2.3 hereof.

         Section 5.15. Release of Mortgage. If all of the secured indebtedness be paid as the same becomes due and payable, all other requirements of the Credit Agreement are satisfied and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and if neither the Mortgagor nor TCW is bound to the other or to any third person to permit any secured indebtedness to be incurred then or thereafter, then, upon sixty (60) days prior written notice (or such lesser number of days as may be mandated by applicable law), the Mortgagor may request the Trustee and Collateral Agent to terminate this Mortgage and reconvey to Mortgagor the interests created hereunder. Upon such termination the Mortgagor may further request the Trustee and Collateral Agent to provide a written act of release of this Mortgage (except to the extent expressly provided herein with respect to indemnification and other rights which are to continue following the release hereof), the execution of which release by Collateral Agent shall terminate the powers and rights as attorney-in-fact afforded Collateral Agent under Article III hereof. Collateral Agent agrees to deliver such an act of release (subject to the foregoing limitation), all at the cost and expense of the Mortgagor, within sixty (60) days (or such lesser number of days as may be mandated by applicable law) of receiving such request unless Collateral Agent in good faith, has cause to believe that Mortgagor is not entitled to a termination of this Mortgage. Notwithstanding the foregoing, it is understood and agreed that certain indemnifications, and other rights, which are provided herein to continue following the release hereof, shall continue in effect notwithstanding such release.

         Section 5.16. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, and (c) in the case of registered or certified United States mail, three days after deposit in the mail. Notwithstanding the foregoing, or anything else in the Loan Documents which may appear to the contrary, any notice given in connection with a foreclosure of the liens and/or security interests created hereunder, or otherwise in connection with the exercise by TCW, Collateral Agent or Trustee of their respective rights hereunder or under any other Loan Document, which is given in a manner permitted by applicable law shall constitute proper notice; without limitation of the foregoing, notice given in a form required or permitted by statute shall (as to the portion of the Property to which such statute is applicable) constitute proper notice.

         Section 5.17. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         Section 5.18. Gender; Titles. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.

         Section 5.19. Recording. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Collateral Agent shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

         Section 5.20. Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Collateral
Agent to furnish Collateral Agent with evidence of such compliance.

         Section 5.21. Collateral Agent's Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Collateral Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Collateral
Agent, and Collateral Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Collateral
Agent's judgment.

         Section 5.22. Certain Obligations of Mortgagor. Without limiting Mortgagor's obligations hereunder, Mortgagor liability hereunder shall extend to and include all post petition interest, expenses, and other duties and liabilities with respect to Mortgagor's obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

         Section 5.23. Counterparts. This Mortgage may be executed in several counterparts, all of which are identical, except that, (a) to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit A which contains descriptions of the properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations
of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit A shall be included in such counterparts by reference only,
(b) Schedule I is attached only to the master counterparts hereof being retained by Mortgagor and Collateral Agent,
(c) the execution of this Mortgage by Mortgagor may not be witnessed on those counterparts hereof containing descriptions of Mortgaged Properties located in states where witnesses are not required and/or encouraged by applicable law, and (d) the execution of this Mortgage by Mortgagor may not be attested on those counterparts hereof containing descriptions of Mortgaged Properties located in states where attestation is not required and/or encouraged by applicable law. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Mortgage containing the entire Exhibit A and Schedule I, and being fully executed by Collateral Agent, attested and sealed by a representative of Mortgagor, and witnessed by two individuals, have been retained by Mortgagor and Collateral Agent.

         Section 5.24. Successors and Assigns. The terms, provisions, covenants, representations, indemnifications and conditions hereof shall be binding upon Mortgagor, and the substitutes, successors and assigns of Mortgagor, and shall inure to the benefit of Trustee, Collateral Agent and the parties constituting TCW, and their respective substitutes, successors and assigns, and shall constitute covenants running with the Mortgaged Properties. All references in this Mortgage to Mortgagor, Trustee, Collateral Agent or TCW or any party constituting TCW shall be deemed to include all such substitutes, successors and assigns.

         Section 5.25. FINAL AGREEMENT OF THE PARTIES. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 5.26. CHOICE OF LAW. THE INTERNAL LAWS OF THE STATE IN WHICH A PARTICULAR PORTION OF THE PROPERTY IS
LOCATED, WITHOUT REFERENCE TO THE CHOICE OF LAW RULES OF
SUCH STATE, SHALL GOVERN WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER
RIGHTS AND REMEDIES OF THE TRUSTEE, TCW OR THE COLLATERAL
AGENT IN SUCH PORTION OF THE PROPERTY.  EXCEPT AS SET FORTH
IN THE PRECEDING SENTENCE, THIS MORTGAGE SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF CALIFORNIA, APPLICABLE TO CONTRACTS MADE AND TO
BE PERFORMED ENTIRELY WITHIN CALIFORNIA, WITHOUT REFERENCE
TO THE CALIFORNIA CHOICE OF LAW RULES.

         EXECUTED on this 29th day of November, 1995.

WITNESSES:                        INLAND PRODUCTION
COMPANY



Name:                        By:
         Name:  Kyle R. Miller
                             Title: President
Name:






The address and taxpayer I.D. No. of Mortgagor are:

475 Seventeenth Street
Suite 1500
Denver, Colorado  80202
Taxpayer I.D. No.: 741939669



The address of Collateral Agent is:

c/o Trust Company of the West
865 Figueroa
Los Angeles, California  90017




The address of Trustee is:

3300 East 400 South
Salt Lake City, Utah 84111



This instrument prepared by:

Karen E. Lynch
Thompson & Knight, P.C.
1700 Pacific Avenue, Suite 3300
Dallas, TX 75201
(214) 969-1316 - Phone
(214) 969-1751 - Fax
                       ACKNOWLEDGMENTS

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

    BE IT REMEMBERED THAT I, the undersigned authority, a notary public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, and being authorized in such county and state to take acknowledgments, hereby certify that, on this 29th day of November, 1995, there personally appeared before me Kyle R. Miller, the President of INLAND PRODUCTION COMPANY, a Texas corporation, known to me to be such officer, such corporation being a party to the foregoing instrument, and I hereby further certify as follows:

                           WYOMING

On this 29th day of November, 1995, before me, the undersigned authority, personally came and appeared Kyle R. Miller, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document as the President of INLAND PRODUCTION COMPANY, a Texas corporation, who signed said document before me in the presence of the two witnesses, whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he signed the above and foregoing document as his own free act and deed on behalf of such corporation by authority of its board of directors and as the free act and deed of such corporation and for the uses and purposes therein set forth and apparent.

                            UTAH

This instrument was acknowledged before me on this 29th day of November, 1995, by Kyle R. Miller as President of INLAND
PRODUCTION COMPANY, a Texas corporation, on behalf of said corporation. He is known to me.

IN TESTIMONY AND WITNESS WHEREOF, the said appearer has signed these presents, together with the said witnesses, and I have hereunto set and subscribed my hand and affixed my official seal on the day and year above written, in the City of Los Angeles, County of Los Angeles, State of California.



                             NOTARY PUBLIC, State of
California

My commission expires:

[SEAL]